Exhibit 3.3









                      Amendment of Articles: Name Change to
              Innovest Capital Sources Corporation January 15, 1997


















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                           Mail to: Secretary of State      For office use only
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                  (303)584-2251
                                Fax (303)584-2242           -------------------
MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                              ARTICLES OF AMENDMENT
Please include a typed               TO THE
self-addressed envelope     ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:  The name of the corporation is Telco Communications, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on January 15, 1997, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:


_____     No shares have been Issued or Directors Elected - Action by
          Incorporators

_____ No shares have been issued but Directors Elected - Action by Directors

_____ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

__X__ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


THIRD: If changing corporate name, the new name of the corporation is INNOVEST CAPITAL SOURCES CORPORATION.

FOURTH: The manner, if not set forth, in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:





If these amendments are to have a delayed effective date, please list that date: ___________________________.
            (Not to exceed ninety (90) days from the date of filing)




                              Signature /s/ [ILLEGIBLE]
                                        ---------------------------------------

                              Title     President
                                        ---------------------------------------



                                                                    Revised 7/95